UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 7.	Financial Statements and Exhibits.

Exhibit

99	Press release dated June 1, 2004.

Item 9.	Regulation FD Disclosure.

On June 1, 2004, Applied Films Corporation issued a press release announcing that it completed the acquisition of the In-line Systems division of Helix Technology, Inc., located in Taiwan. A copy of the press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2004	APPLIED FILMS CORPORATION By: /s/ Lawrence D. Firestone —————————————— Lawrence D. Firestone Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated June 1, 2004

9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS CORPORATION COMPLETES ACQUISITION OF
THE IN-LINE SYSTEMS DIVISION OF HELIX TECHNOLOGY, INC. IN TAIWAN

Longmont, Colorado (June 1, 2004) – Applied Films Corporation (Nasdaq: AFCO) today announced that it has completed the acquisition of the In-line Systems division of Helix Technology, Inc., Taiwan (the “In-line Division”) on June 1, 2004.

Based in Tainan, Taiwan, the In-line Systems division of Helix Technology, Inc. (“Helix”), is located in the Tainan Science Based Industrial Park, and provides thin film coating equipment for the photronic and electronic industries.

The acquired division will be owned and operated by Applied Films Taiwan Co. Ltd., a wholly-owned subsidiary of Applied Films Corporation. The purchase price is approximately $14.5 million, consisting of approximately $12.5 million in cash and 80,826 shares of Applied Films common stock. Other than the approximate $2.2 million charge for in process research and development, we do not expect the transaction to have a material effect on our financial performance in the fourth quarter of fiscal 2004.

Thomas Edman, President and Chief Executive Officer of Applied Films Corporation, said: “We are excited to welcome to Applied Films the 30 people from the Helix team who are familiar with our products and technology. This is a major step in our strategy of expanding our manufacturing capacity to include Asia, especially for our flat panel display products. We believe manufacturing our display systems in close proximity to our Asian customers will further strengthen our market leadership position.”

The Company will host an opening ceremony in mid-June at the Tainan facility.

About Applied Films Corporation
We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural, automotive and solar glass, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Applied Films Corporation files annual and quarterly reports, Proxy Statements and other information with the SEC. You may obtain copies of Applied Films filings by visiting the web site maintained by the SEC at www.sec.gov. In addition, you may obtain free copies of any of Applied Films’ SEC filings by writing to Applied Films Corporation, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, Attention: Lawrence Firestone, or by calling Applied Films’ Investor Relations at 303-774-3246.

Safe Harbor Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about the effect of the transaction on our financial performance, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change in the demand for coating equipment, the effect of changing worldwide political and economic conditions on capital expenditures, the impact of SARS or other diseases and the resulting limitation of travel to customers by company representatives, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

For more information, access Applied Films’ web site at http://www.appliedfilms.com